Exhibit 5.1

IJASCODE HANDSOFF MARKETING SYSTEM

"TESTING THE WATERS" ONLINE MATERIALS

Traditionally, securities laws in the United States and Canada have made it difficult to test the waters before a public offering. Since 2012, the traditional rules have been changing. The ability to test the waters before an IPO is now part of the legal landscape in both the United States and Canada, although the rules that apply and the procedures that have to be followed work very differently in the two countries.

It is natural to want to put a toe in the water to test the temperature before plunging in, to avoid the shock of an unexpectedly cold reception. Thanks to the SEC - Jumpstart Our Business Startups Act (JOBS Act), that gives startup company or emerging growth company (EGC) like IJASCODE the ability to "Test The Waters" with any potential investors for a potential Initial Public Offering (IPO) or any subsequent public offering, as that term is defined by the JOBS Act. For the same reason, it is natural for a company like us to want to "Test the Waters" of the capital markets to see how well our securities would be received by investors. For more information, please visit https://www.osler.com/en/resources/cross-border/2019/testing-the-waters-before-a-public-offering-of-securities-navigating-the-rules-without-getting-a

As far as materials, Ijascode is using its own domain website for the purpose of "Testing the Waters", which is located at "offering.ijascode.com", to share it with any potential investors. We included the "Disclaimer" caveat for everyone to read and understand the entire purpose of "Testing The Waters" Ijascode campaign.

WEBSITE INTERFACE

START ENGINE PAGE

AUTO REPLY EMAIL TO SUBSCRIBER

JOIN THE MOVEMENT!

Here we GO! Ijascode is opening doors and inviting EVERYONE to participate on this amazing opportunity to invest and own SHARES. A never seen before, unique proximity marketing platform fueled by incentivized reward token system. Thanks to the SEC "Jumpstart Our Business Startups Act" (JOBS Act), it means opportunity for all of us to own shares of this technological BREAKTHROUGH company.

Register and Learn How You Can Reserve Your Chance To Be an Ijascode Share Owner. You Will Be Notified Via Email When It's Ready.

RESERVE YOUR SPOT




NearBy
IJASAPP
PHYSICAL WEB

Filing For SEC Regulation A+

Truely an exciting time to consider investing into a company that is part of "Emerging Growth Company" (EGC) and works very diligently to acquire certification from the Securities and Exchange Commission (SEC). It means transparency, security and opportunity for those who are looking for acquiring shares from a company that would never hide and turn-backs on anybody with the intention to do everything in any way possible to reach target goals. Ijascode has been and will always be transparent about its business transactions, investments, and financial reports.

Ground Breaking Opportunity

Location and Marketing Business combined with CRYPTOCURRENCY market are astonishing TRILLION Dollar industries, which we've been part of it and innovating business owners and customers's experience when it comes to marketing and promoting business. Ijascode has a lot to offer, and potentially to be one of the central hubs for Digital Marketing and HandsOff Proxi-Mining.

Unique Marketing and HandsOff Proxi-Mining Platform

We believe that by using our very unique platform, we can drive the market by encouraging more and more customers to visit business places to collaborate and connect with more proxi-preneurs like you. Our mission and vision are crystal clear; PROMOTE, HELP AND REWARD ANY BUSINESS OWNERS AND VALUED CUSTOMERS LIKE NEVER BEFORE!


NearBy
IJASAPP
PHYSICAL WEB

Ground Breaking Opportunity

Location and Marketing Business combined with CRYPTOCURRENCY market are astonishing TRILLION Dollar industries, which we've been part of it and innovating business owners and customers's experience when it comes to marketing and promoting business. Ijascode has a lot to offer, and potentially to be one of the central hubs for Digital Marketing and HandsOff Proxi-Mining.

Unique Marketing and HandsOff Proxi-Mining Platform

We believe that by using our very unique platform, we can drive the market by encouraging more and more customers to visit business places to collaborate and connect with more proxi-preneurs like you. Our mission and vision are crystal clear; PROMOTE, HELP AND REWARD ANY BUSINESS OWNERS AND VALUED CUSTOMERS LIKE NEVER BEFORE!

FCC Certified Working-Tested Products

When it comes to investing, your number question should be "How good the products/services are and are they working properly?" Well, it makes a whole lot of sense for investors like you to invest in Ijascode simply because we already had finished the hardest part, identifying and testing our products and services. Ijascode posses all needed parts of the system such as handsoff devices, smartwatch wearables, auto-responder system, state of the art mobile "IjasApp" and secured servers.

What Are The Expectations?

NOTIFY ME WHEN READY

Support Existing Projects

Ijascode Team is working diligently on every project we have started. Enough financial funding will definitely help to expedite the process by acquiring advanced tools and system, equipment, and more man powers.

Pet/Kids/Key Finder and Tracking

Pet is another Billion Dollar Industry that we are planning to tap into. The American Humane Association (AHA) estimates that over 10 Million dogs and cats are lost or can be stolen in the U.S. alone every year.

HandsOff Crypto Proxi-Mining

Imagine walking into your favorite restaurant, you show them the IjasApp from your mobile phone, you get exclusive discounts and as a reward, your IjasApp mines and collects crypto tokens you can exchange later on.

Eco-Friendly Proximity Device

Ijascode R&D Team is loving the idea of solar-powered technology. We are working on something special to come up with an eco-friendly proximity device that will soon be running all over the world, fueled by sunlight.

We're Not There Yet, But...
We'll Arrive, With YOU!

We need someone like you! With your support, Ijascode will be able to find additional hands, talents and great leaders with the TEAM-PLAYER mentality to bring this company to a whole new level. As they say "Talent wins games, but teamwork and intelligence win championships. That's the kind of environment we maintain inside of Ijascode. From a humble beginning with BIG hearts, great mindsets and diversities, a team of seasoned business owners, engineers and successful marketers with more than 25 years of combined experience.


ijascode
IJASCODE TEAM CARES
We Have a Great Message!!!

Explore your options

Join and Venture With Us!

Our campaign is simple, promote any business or any brilliant idea, Direct-selling and Network Marketing company, church events, happy hour specials, real estate listing, mom and pop shops or whatever you want. Your IDEA, We PROMOTE! But the twist is, we reward your customers through IjasApp HandsOff-Mining System every time they visit or order from your business place or at least say hi to you!

For very low share price, you really have NOTHING to lose but so much Incentives!

50K+	1.5K+	35.4K+
IjasApp Download	Review	Active User

LIMITED SHARES ONLY!

We are targeting REGULATION A+ TIER 1 with 20 Million SHARES ONLY at a price of $1.00 per share. Pre-register now to reserve your spot! As soon as we receive the GO signal from SEC, we will alert you right away.

Pre-register To Reserve Your Spot

What People Says

Great Speaker Once Said "They Don't Care How Much You Know, But They Will Be Interested On How Much You CARE"

"The-newest technology at its finest, a cost effective & efficient, hands free way to advertise "any type of business", wherever you are 24/7. Absolutely brilliant is what people are saying."



Linda Ann Housden
Retired Registered Nurce, USA

"What Ijascode is doing right now will change the world. A revolutionary wireless marketing system that helps business owners regardless of what they do, online or offline marketing. Amazing!"



Samuel Gayeta
President Diamond Realty, Manila PHIL

Our vision and mission is Bigger than us!

We've learned that fear limits you and your vision. It serves as blinders to what may be just a few steps down the road for you. The journey is valuable, but believing in your talents, your abilities, and your self-worth can empower you to walk down an even brighter path. Transforming fear into freedom - how great is that?


IJASCODE
ROADMAP
2018-2021
3 Years Plan
2018
PRODUCTION & TESTING
Q1
Q2
Q3
Q4
PRE LAUNCHING OF WEARABLE
2019
Q4
Q3
Q2
Q1
2020
Q1
Q2
Q3
Q4
50 MILLION DOLLAR COMPANY
2021

Frequently Asked Question

We believe that imagination is stronger than knowledge. That myth is more potent than history. That dreams are more powerful than facts. That hope always triumphs over experience.

If four things are followed - having a great aim, acquiring knowledge, hard work, and perseverance - then anything can be achieved. - A. P. J. Abdul Kalam

What is the main goal or purpose of Ijascode Offering?

The very main reasons why we open this awesome opportunity to the public is because a) We want to give a chance to anyone who would like to participate to own shares of the company because we believe that we have something unique and big in our hands and b) the collected funding will allow us to execute business projects faster, scout for more talents and strengthen our Research and Development Team for future's programs.

Is it secured to invest in Ijascode and what is the ROI expectations?

How much would be the per-share price and how do I acquire?

Frequently Asked Question

We believe that imagination is stronger than knowledge. That myth is more potent than history. That dreams are more powerful than facts. That hope always triumphs over experience.

If four things are followed - having a great aim, acquiring knowledge, hard work, and perseverance - then anything can be achieved. - A. P. J. Abdul Kalam

What is the main goal or purpose of Ijascode Offering?

Is it secured to invest in Ijascode and what is the ROI expectations?

We are trying everything that we can to ensure that we follow the code of conduct when it comes to investment by acquiring SEC Regulation A+ Compliance, and that means that we are providing all necessary requirements to protect all the investors and Ijascode company. However, it will NOT GIVE us any guaranteed ROI or income nor assurance of any sort of success because anything could happen down the road, just like any other stocks available out there in the market.

How much would be the per-share price and how do I acquire?

Frequently Asked Question

We believe that imagination is stronger than knowledge. That myth is more potent than history. That dreams are more powerful than facts. That hope always triumphs over experience.

If four things are followed - having a great aim, acquiring knowledge, hard work, and perseverance - then anything can be achieved. - A. P. J. Abdul Kalam

What is the main goal or purpose of Ijascode Offering?

Is it secured to invest in Ijascode and what is the ROI expectations?

How much would be the per-share price and how do I acquire?

The company will start at a very low-price for everyone to take advantage of. Ijascode will announce the exact date once we are ready to start selling the shares. For now, please ensure that you, your friends and family are PRE-REGISTERED to receive email-alert because as we all know, this kind of opportunity to acquire LOW-PRICE SHARES + GREAT COMPANY + BIG POTENTIAL can not stay available that much longer.

Congratulations! You've Made It This Far.

Pre-register now! We will notify you so you would never miss this GREAT opportunity to get involved with Ijascode Nation.

There is no better time but now!

As the great investor Warren Buffett once said "Price is what you pay, Value is what you get whether we're talking about socks or stocks, I like buying quality merchandise when it is MARKED DOWN."

Pre-register To Reserve Your Spot

>> READ THE FULL DISCLAIMER BELOW <<

IJASCODE HANDSOFF MARKETING SYSTEM, LLC is "Testing the Waters" for a possible offering of securities under REGULATION A+ (REG A+) of the Jumpstart Our Business (JOBS) Act, passed by the Congress in 2012 and In 2015, Title IV of the JOBS Act went into effect.

No money or consideration is being solicited and none will be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind.

No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you will receive an email to obtain the information about the most recent version of the Preliminary Offering Circular from our email address, offering@ijascode.com or visit our dedicated link, https://offering.ijascode.com/preliminary-offering-circular

At present, IJASCODE HANDSOFF MARKETING SYSTEM, LLC is only accepting pre-registration. By submitting the forms on this page, you are only indicating your interest in our securities, but you are not making a binding offer to purchase said securities. This website was produced for informational and marketing purposes only, does not constitute an offer to sell our securities and does not constitute investment advice. None of the information or analyses presented, including any forward-looking statements, are intended to form the basis for any investment or purchase decision you make, and no specific recommendations are intended. Nothing on this website shall constitute an offer to sell, or a solicitation of an offer to subscribe for or buy, any securities to any person anywhere in the world. This website does not contain all of the terms of our securities offerings.

BE PART OF THE MOVEMENT.

REGISTER NOW AND BE AHEAD OF THIS AMAZING OPPORTUNITY!

IJASCODE SEC REG A+ COMPLIANCE IPO STARTS VERY SOON.

Please fill up the form below to reserve your spot NOW!

First Name*

Last Name*

E-mail*

Phone Number*

If money is no object, how much of IJASCODE SHARE would you want to acquire at a $1.00 per share?

Select your ideal amount here:

Message

☐ I agree to the Ijascode Disclaimer

Submit Registration

DISCLAIMER

IJASCODE HANDSOFF MARKETING SYSTEM, LLC is "Testing the Waters" for a possible offering of securities under REGULATION A+ (REG A+) of the Jumpstart Our Business (JOBS) Act, passed by the Congress in 2012 and In 2015, Title IV of the JOBS Act went into effect. No money or consideration is being solicited and none will be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind.

No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you will receive an email to obtain the information about the most recent version of the Preliminary Offering Circular from our email address, offering@ijascode.com or visit our dedicated link, https://offering.ijascode.com/preliminary-offering-circular

At present, IJASCODE HANDSOFF MARKETING SYSTEM, LLC is only accepting pre-registration. By submitting the forms on this page, you are only indicating your interest in our securities, but you are not making a binding offer to purchase said securities. This website was produced for informational and marketing purposes only, does not constitute an offer to sell our securities and does not constitute investment advice. None of the information or analyses presented, including any forward-looking statements, are intended to form the basis for any investment or purchase decision you make, and no specific recommendations are intended. Nothing on this website shall constitute an offer to sell, or a solicitation of an offer to subscribe for or buy, any securities to any person anywhere in the world. This website does not contain all of the terms of our securities offerings.

Ijascode "Testing the Waters" For Potential IPO 2019 - Reservation

1 message

noreply@ijurl.com <noreply@ijurl.com> Tue, May 7, 2019 at 2:34 PM
To: jaschar702@gmail.com

Hello Gerald,
Thank you for being part of Ijascode "Testing the Waters" campaign for a potential IPO 2019 and we are excited that you have shown interest to acquire Ijascode Shares. We will send you the latest updates, webinar schedule, live-streaming, and company news.

From the CEO Jayson Panopio and Co-Founder Eddie Partida, and on behalf of Ijascode Team, we welcome you to our FAMILY!



Ijascode
Hands-Off Marketing System
George
Joseph
Linda
Eddie
Jayson
Nelia
Jacqui
Leon
IJASCODE TEAM CARES
We Have a Great Message!!!

As a part of our commitment, we always make sure that our business partners, affiliates, and customers are happy and satisfied!

In any case, you want to know more about us and would like to try our smartwatch or device, and start **PROXI-MINING IJASCOIN** now, as a token of appreciation, we are giving you a **$50 OFF** on any of our products.
REDEEM IT NOW, USE COUPON CODE: OFFERING2019
FOR LIMITED TIME ONLY!

Get a Package Now!





Smarthwatch

Monitor health and promote your awesome business, simultaneously!

View similar products »

HandsOff Device

Promote farther, longer and without any interruption.

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MUST WATCH SHORT VIDEO CLIP!



Download and Install IjasApp Now and Receive 1,000 IJC FREE Tokens.
Start HandsOff Proxi-Mining Now!

Android Download Here

Apple IOS Download Here

Our mailing address is:
333 N Lantana St. Suite #126 Camarillo California 93033

DISCLAIMER

IJASCODE HANDSOFF MARKETING SYSTEM, LLC is "Testing the Waters" for a possible offering of securities under REGULATION A+ (REG A+) of the Jumpstart Our Business (JOBS) Act, passed by the Congress in 2012 and In 2015, Title IV of the JOBS Act went into effect.

No money or consideration is being solicited and none will be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind.

No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you will receive an email to obtain the information about the most recent version of the Preliminary Offering Circular from our email address, offering@ijascode.com or visit our dedicated link, https://offering.ijascode.com/preliminary-offering-circular

At present, IJASCODE HANDSOFF MARKETING SYSTEM, LLC is only accepting pre-registration. By submitting the forms on this page, you are only indicating your interest in our securities, but you are not making a binding offer to purchase said securities. This website was produced for informational and marketing purposes only, does not constitute an offer to sell our securities and does not constitute investment advice. None of the information or analyses presented, including any forward-looking statements, are intended to form the basis for any investment or purchase decision you make, and no specific recommendations are intended. Nothing on this website shall constitute an offer to sell, or a solicitation of an offer to subscribe for or buy, any securities to any person anywhere in the world. This website does not contain all of the terms of our securities offerings.